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                                                                    EXHIBIT 3.12
                                     1452350
                                                     FILED
                                         in the office of the Secretary
                                         of State of the State of California

                                                   DEC 21 1988
                                         MARCH FONG EU, Secretary of State

                          ARTICLES OF INCORPORATION OF
                     GOLDEN GATE BROADCASTING COMPANY, INC.
                     --------------------------------------

     ONE:  The name of this Corporation is Golden Gate Broadcasting Company,
Inc.

     TWO: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE: The name and address in this state of the Corporation's initial agent for service of process is Edward G. Atsinger, III, 2310 East Ponderosa Drive, #29, Camarillo, California 93010.

     FOUR: The total number of shares which the Corporation is authorized to issue is One Hundred Thousand (100,000).

     FIVE: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its shareholders through Bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

     Dated:  December 20, 1988

                              Stuart A. Comis
                              ---------------------------------------------
                              STUART A. COMIS
                              Sole Incorporator

     I declare that I am the person who executed the above Articles of Incorporation and such instrument is my act and deed.


                              Stuart A. Comis
                              ---------------
                              STUART A. COMIS
                              Sole Incorporator